Exhibit 99.1

PRELIMINARY PROXY CARD

Finnovate Acquisition Corp.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FINNOVATE ACQUISITION CORP.

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Calvin Kung and Tommy Wong, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of Finnovate Acquisition Corp., a Cayman Islands exempted company (“Finnovate”) to be held virtually on ___________, 2024, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/[_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2024, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

FINNOVATE ACQUISITION CORP.

THE BOARD OF DIRECTORS OF FINNOVATE ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7.

(1)	Proposal 1 – The NTA Proposal – To consider and vote upon a proposal, as a special resolution, to approve amendments to the current amended and restated articles of association of Finnovate (the “Finnovate Articles”) with effect from prior to the consummation of the proposed Business Combination (as defined below), to remove the requirements contained in the Finnovate Articles limiting Finnovate’s ability to consummate an initial business combination if redemptions would cause Finnovate to not have at least US$5,000,001 in net tangible assets immediately prior to, or upon such consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 – The Business Combination Proposal – To consider and vote upon a proposal, as an ordinary resolution, that the Business Combination Agreement, dated as of August 21, 2023 (as amended on June 18, 2024, the “Business Combination Agreement”), by and among Finnovate, Scage International Limited, a Cayman Islands exempted company (“Scage International”), Scage Future, a Cayman Islands exempted company (“PubCo”), Hero 1, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub I”) and Hero 2, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub II”), a copy of which is attached to the proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the business combination whereby Merger Sub I will merge with and into Scage International (the “First Merger”), with Scage International as the surviving entity upon the First Merger, and immediately thereafter and as part of the same overall transaction, Merger Sub II will merge with and into Finnovate (the “Second Merger” and, together with the First Merger, the “Mergers,” and together with all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Finnovate surviving the Second Merger as a wholly owned subsidiary of PubCo (such proposal, the “Business Combination Proposal”), be approved and authorized in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 – The Merger Proposal – To consider and vote upon a proposal, as a special resolution, that the Second Merger and the plan of merger in connection with the Second Merger, a copy of attached to the proxy statement/prospectus as Annex B (the “Plan of Merger”), and any and all transactions provided for in the Plan of Merger, including, without limitation, at the effective time of the Second Merger (the “Effective Time”) (a) the amendment and restatement of the Finnovate Articles by deletion in their entirety and the substitution in their place of the new amended and restated memorandum and articles of association of Finnovate (as the Surviving Entity) (the “Surviving Entity Articles”) and (b) the redesignation of all authorized class A ordinary shares of US$0.0001 par value each of Finnovate as ordinary shares of US$0.0001 par value each of the Surviving Entity, and cancel all of the authorized but unissued class B ordinary shares of US$0.0001 par value each and preference shares of US$0.0001 par value each of Finnovate, such that the authorized share capital of the Surviving Entity will become US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 per share, with such rights, privileges and conditions as set out in the Surviving Entity Articles, be approved and authorized in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4 – The PubCo Memorandum and Articles Proposal – To consider and vote upon a proposal, as a special resolution, that the proposed amended and restated memorandum and articles of association of PubCo (the “PubCo A&R MAA”), the form of which are attached to the proxy statement/prospectus as Annex C, be approved to take effect at the First Merger Effective Time.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5 – The Organizational Documents Advisory Proposals – To consider and vote upon a proposal, separate and apart from the vote on the PubCo Memorandum and Articles Proposal, as an ordinary resolution, on an advisory and non-binding basis, that the material differences between the Finnovate Articles and the PubCo A&R MAA relating to the authorized share capital, the status as blank check company, the number of directors and the shareholder meeting quorum as described in four separate proposals be approved in all respects.

Proposal 5.a

To approve and adopt, on a non-binding advisory basis, provisions in the PubCo A&R MAA relating to authorized share capital.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5.b

To approve and adopt, on a non-binding advisory basis, provisions in the PubCo A&R MAA relating to status as a blank check company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5.c

To approve and adopt, on a non-binding advisory basis, provisions in the PubCo A&R MAA relating to the number of directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5.d

To approve and adopt, on a non-binding advisory basis, provisions in the PubCo A&R MAA relating to shareholder meeting quorum.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6 – The Pubco Director Election Proposal – To consider and vote upon a proposal, as an ordinary resolution that, the seven (7) persons listed below be elected to serve terms on PubCo’s board of directors effective at the Effective Time until the 2025 annual meeting of shareholders or until their respective successors are duly elected and qualified, be approved in all respects.

Name

Chao Gao
Yuanchi Guo
Zigian Guan
Qiuliang Peng
Kevin Chen
Calvin Kung
Yixian Wang

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________.

(7)	Proposal 7 – The Adjournment Proposal – To consider and vote upon a proposal, as an ordinary resolution, that the Meeting be adjourned to a later date or dates, if necessary or desirable, at the determined of the Finnovate Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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